AMERICAN EXPRESS CREDIT CORPORATION

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-134864

Final Term Sheet for American Express Credit

Issuer	American Express Credit

Tenor	3-years

Ratings (Moody’s/S&P)	Aa3/A+

Principal Amount	$400,000,000

Structure	Floating Rate Notes

Pricing Date	August 14, 2006

Settlement Date	August 17, 2006

Maturity Date	May 18, 2009

Benchmark Security	1 Month US LIBOR

Day Count Convention	Act/360

Re-Offer Spread to $LIBOR	1ML + 6 bp

First Coupon Payment Date	September 18, 2006

Delivery (DTC #)	5231

CUSIP	0258M0CP2

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free : 1-800-525-5450.